V. PREM WATSA
/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	Chairman and Chief Executive Officer

FAIRFAX INC.
By:	/s/ Bradley P. Martin
	Name:	Bradley P. Martin
	Title:	Vice President

ODYSSEY AMERICA REINSURANCE CORPORATION.
By:	/s/ Peter H. Lovell
	Name:	Peter H. Lovell
	Title:	Senior Vice President